UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 22, 2004

MGM MIRAGE

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	0-16760 (Commission File Number)	88-0215232 (I.R.S. Employer Identification No.)

3600 Las Vegas Boulevard South, Las Vegas, Nevada (Address of Principal Executive Offices)	89109 (Zip Code)

(702) 693-7120
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On November 22, 2004, MGM MIRAGE, a Delaware corporation (the “Company”), entered into the Fourth Amended and Restated Loan Agreement (the “Fourth Loan Agreement”) by and among the Company, MGM Grand Detroit, LLC (“Detroit”), as a co-borrower, Bank of America, N.A., as the administrative agent, The Royal Bank of Scotland PLC, as the syndication agent, a joint lead arranger, and a joint book manager, Bank of America Securities LLC as a joint lead arranger and a joint book manager, JP Morgan Securities, Inc., Citibank North America, Inc., and Deutsche Bank Securities Inc. as joint book managers, JP Morgan Chase Bank, Citigroup USA Inc., Deutsche Bank, Bank of Scotland PLC, Barclays Bank PLC, BNP Paribas, Commerzbank, Sumitomo Mitsui Banking Corporation and Wachovia Bank, N.A., as co-documentation agents, Societe Generale, as senior managing agent, Merrill Lynch Bank USA and U.S. Bank National Association, as managing agents, and the other lenders party thereto. Upon its effectiveness, the Fourth Loan Agreement amends and restates in its entirety the Third Amended and Restated Loan Agreement among the Company, Detroit and the various lenders thereunder. The Fourth Loan Agreement will be effective upon the consummation by the Company of the proposed merger with Mandalay Resort Group (the “Effective Date”).

The Loan Agreement will provide for a $7.0 billion credit facility comprised of a $5.5 billion senior revolving credit facility and a $1.5 billion senior term loan facility, in each case, maturing on the fifth anniversary of the Effective Date. The interest rate on the credit facility will be based on the bank reference rate or reserve adjusted LIBOR rate plus an applicable margin ranging from 0.75% to 1.75%. Furthermore, to the extent that any of the Company’s senior secured notes are secured, the credit facilities will be secured on an equal and ratable basis with such senior secured notes. The security of such senior indebtedness may be released under certain circumstances. Upon the Effective Date, the credit facilities will be available to the Company to finance the proposed merger with Mandalay Resort Group, to refinance certain existing indebtedness of the Company, including any outstanding indebtedness of Mandalay Resort Group assumed in the merger, to pay fees and expenses and to provide for working capital and other general corporate purposes. In addition, the Fourth Loan Agreement provides for customary affirmative, negative and financial covenants, including, but not limited to, a maximum total leverage ratio, maximum senior leverage ratio, and minimum interest coverage ratio.

ITEM 7.01.	REGULATION FD DISCLOSURE

The following information set forth in this Item 7.01 of this Form 8-K, including the text of the press release, attached as Exhibit 99 to this Form 8-K, is being furnished to, but not filed with, the SEC.

On November 23, 2004, the Company issued a press release announcing the Company’s entry into the Fourth Loan Agreement.

A copy of the press release is attached as Exhibit 99 to this Form 8-K.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(a)	Not applicable.
(b)	Not applicable.
(c)	Exhibits:

	99*	Text of the press release of the Registrant, dated November 23, 2004.

	*	Exhibit 99 is being furnished to the Securities and Exchange Commission (“SEC”) pursuant to Item 7.01 and shall not be deemed filed with the SEC, nor shall it be deemed incorporated by reference in any filing with the SEC under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGM MIRAGE
Date: November 23, 2004	By:	/s/ Bryan L. Wright
		Name:	Bryan L. Wright
		Title:	Vice President - Assistant General Counsel & Assistant Secretary